Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

CISCO SYSTEMS, INC.

(AS AMENDED MARCH 10, 1985, DECEMBER 10, 1987,

OCTOBER 11, 1988, DECEMBER 20, 1989, JULY 31, 1996,

JUNE 8, 1998, NOVEMBER 10, 1999, JANUARY 9, 2001, SEPTEMBER 23, 2003,

NOVEMBER 15, 2006, MARCH 22, 2007, OCTOBER 3, 2012, JULY 28, 2016 and

OCTOBER 7, 2020)

Article 1.

- OFFICES

Section 1.01 The principal executive offices of Cisco Systems, Inc. (the “Corporation”) shall be at such place inside or outside the State of California as the Board of Directors may determine from time to time.

Section 1.02 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.

Article 2.

- SHAREHOLDERS’ MEETINGS

Section 2.01 Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held each year on the second Thursday in November at 10:00 a.m. at the principal office of the Corporation, or at such other time and place as may be determined by the Board of Directors.

Section 2.02 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, by the Chief Executive Officer, by a President, by the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation on the record date established pursuant to Article 5, Section 5.01 of these Bylaws. The person or persons calling any such meeting shall concurrently specify the purpose of such meeting and the business proposed to be transacted at such meeting. In connection with any special meeting called in accordance with the provisions of this Article 2, Section 2.02, upon request in writing sent by registered mail to the Chairman of the Board, the Chief Executive Officer, a President, a Vice President or the Secretary of the Corporation, or delivered to any such officer in person, by the person or persons calling such meeting (such request, if sent by a shareholder or shareholders, to include the information required by Article 2, Section 2.12 of these Bylaws), it shall be the duty of such officer, subject to the immediately succeeding sentence, to cause notice of such meeting to be given in accordance with Article 2, Section 2.04 of these Bylaws as promptly as reasonably practicable and, in connection therewith, to establish the place and, subject to Section 601(c) of the California Corporations’ Code, the date and hour of such meeting. Within five (5) business days after receiving such a request from a shareholder or shareholders of the Corporation, the Board of Directors shall determine whether such shareholder or shareholders have satisfied the requirements for calling a special meeting of the shareholders and notify the requesting party or parties of its finding.

Section 2.03 Place. All meetings of the shareholders shall be at any place within or without the State of California designated by the Board of Directors, the Chief Executive Officer or a President of the Corporation. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation. A meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the Corporation or by electronic video screen communication: (i) if the Corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders; and (ii) if any shareholder votes or takes other action at the meeting by means of electronic transmission to the Corporation or electronic video screen communication, a record of that vote or action is maintained by the Corporation.

Section 2.04 Notice. Notice of meetings of the shareholders of the Corporation shall be given in writing to each shareholder entitled to vote personally, by electronic transmission by the Corporation or by first-class mail (unless the Corporation has 500 or more shareholders determined as provided by the California Corporations Code on the record date for the meeting, in which case notice may be sent by third-class mail) or other means of written communication, charges prepaid, addressed to the shareholder at his address appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice of any such meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) days (or, if sent by third-class mail, thirty (30) days) nor more than sixty (60) days before the meeting. Said notice shall state the place, date and hour of the meeting and, (1) in the case of special meetings, the purpose of the meeting and the business proposed to be transacted, or (2) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, and (3) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by the Board of Directors for election and the names of the nominees to be included in the Corporation’s proxy statement for such annual meeting in accordance with Article 2, Section 2.14.

Section 2.05 Adjourned Meetings. Any shareholders’ meeting may be adjourned from time to time by (1) the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy or (2) the presiding officer of the meeting. Written notice of the place, date and hour of any adjourned meeting need not be given if such place, date and hour are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than forty-five (45) days or, if after the adjournment, a new record date is fixed for the adjourned meeting, written notice of the place, date and hour of the adjourned meeting must be given in conformity with Article 2, Section 2.04 of these Bylaws. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

Section 2.06 Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the shares entitled to vote at any meeting constitutes a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum or, if required by the California Corporations Code or the Articles of Incorporation of the Corporation, the vote of a greater number or voting by classes.

In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted, except as provided above.

Section 2.07 Consent to Shareholder Action. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares on the record date established pursuant to Article 5, Section 5.01 of these Bylaws having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that (1) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as required by the California Corporations Code, and (2) directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

Any written consent may be revoked by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

Section 2.08 Waiver of Notice. The transactions of any meeting of shareholders, however called and noticed, and whenever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2.09 Voting. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless the writing states that it is irrevocable and satisfies Section 705(e) of the California Corporations Code, in which event it is irrevocable for the period specified in said writing and said Section 705(e). The voting at meetings of shareholders need not be by ballot, but any qualified shareholder before the voting begins may demand that voting be by ballot, each of which shall state the name of the shareholder or proxy voting and the number of shares voted by such shareholder or proxy.

Section 2.10 Record Dates. In the event the Board of Directors fixes a day for the determination of shareholders of record entitled to vote as provided in Article 5, Section 5.01 of these Bylaws, then, subject to the provisions of the General Corporation Law of the State of California, only persons in whose name shares entitled to vote stand on the stock records of the Corporation at the close of business on such day shall be entitled to vote.

If no record date is fixed:

The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting or request a special meeting of the shareholders, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent or request a special meeting of the shareholders shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in no event later than twenty-eight (28) days after the date on which such request is received, adopt a resolution fixing the record date; and

The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

Section 2.11 Order of Business.

The Chairman of the Board, or such other officer of the Corporation designated by a majority of the Board of Directors, will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, (ii) ascertaining whether any shareholder or his proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.

At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with the immediately succeeding sentence. For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the Board of Directors, (ii) be entitled to vote at such meeting, and (iii) have given timely written notice thereof to the Secretary in accordance with Article 2, Section 2.12 or Article 2, Section 2.14, as the case may be, of these Bylaws.

Nominations of persons for election as Directors of the Corporation may be made at an annual meeting of shareholders only (i) by or at the direction of the Board of Directors, (ii) by any shareholder who is a shareholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the Board of Directors, who is entitled to vote for the election of directors at such meeting and who has given timely written notice thereof to the Secretary in accordance with Article 2, Section 2.12 of these Bylaws, or (iii) by any Eligible Holder (as defined in Article 2, Section 2.14) who has satisfied the requirements of Article 2, Section 2.14 . Only persons who are nominated in accordance with this Article 2, Section 2.11 will be eligible for election at a meeting of shareholders as Directors of the Corporation.

At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the Chief Executive Officer, a President, a Vice President or the Secretary or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors.

The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Article 2, Section 2.11, and whether any nomination of a person for election as a Director of the Corporation at any annual meeting of the shareholders was properly made in accordance with this Article 2, Section 2.11, will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, or any nomination was not properly made, he or she will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded.

Notwithstanding the provisions of Sections 2.11, 2.12 and 2.14 of this Article 2, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in Sections 2.11, 2.12 and 2.14 of this Article 2. Nothing in Sections 2.11, 2.12 and 2.14 of this Article 2 will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement in accordance with the provisions of Rule 14a-8 under the Exchange Act.

For purposes of these Bylaws, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, or furnished to shareholders.

Section 2.12 Advance Notice of Shareholder Proposals and Director Nominations. To be timely for purposes of Article 2, Section 2.11 of these Bylaws, a shareholder’s notice (other than a notice by an Eligible Shareholder (as defined in Article 2, Section 2.14) who seeks to include a Nominee (as defined in Article 2, Section 2.14) in the Corporation’s proxy statement for an annual meeting of shareholders pursuant to Article 2, Section 2.14) must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) calendar days prior to the anniversary date of the date (as specified in the Corporation’s proxy materials for its immediately preceding annual meeting of shareholders) on which the Corporation first sent its proxy materials for its immediately preceding annual meeting of shareholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above.

In the case of a request by a shareholder for business to be brought before any annual meeting of shareholders, a shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (iv)(A) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions, such as those involving direct or indirect opportunities to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, or partnership interests in a partnership that directly or indirectly hold any of the foregoing) that has been entered into as of the date of such notice by such shareholder and beneficial owner, if any, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the Corporation, and any performance-related fees to which each such party is directly or indirectly entitled based on any increase or decrease in the value of shares of the Corporation, and (B) a representation that the shareholder will notify the Corporation in writing of any of information required to be disclosed in clause (iv)(A) that is in effect as of the record date for the meeting not later than five (5) business days following the later of the record date or the date notice of the record date is first publicly disclosed, and (v) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

In the case of a nomination by a shareholder of a person for election as a director of the Corporation at any annual meeting of shareholders pursuant to this Article 2, Section 2.12, a shareholder notice to the Secretary must set forth (i) the shareholder’s intent to nominate one or more persons for election as a director of the Corporation, the name of each such nominee proposed by the shareholder giving the notice, and the reason for making such nomination at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is proposed, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such nomination and by the beneficial owner, if any, on whose behalf the nomination is proposed, (iv) the information and representation described in clause (iv) of the immediately preceding paragraph, (v) any material interest of such shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the proposal is made, (vi) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) each nominee, and (C) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice, (vii) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed in accordance with the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (viii) the signed consent of each nominee proposed by the shareholder giving the notice to serve as a director of the Corporation if so elected.

Any shareholder or shareholders seeking to call a special meeting pursuant to Article 2, Section 2.02 of these Bylaws shall provide information comparable to that required by the preceding paragraphs, to the extent applicable, in any request made pursuant to such Article and Section.

Section 2.13 Election of Directors. In any uncontested election, candidates receiving the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be elected. In any election that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares shall be elected; votes against a director and votes withheld shall have no legal effect.

For purposes of these Bylaws, “uncontested election” means an election of directors of the Corporation in which, at the expiration of the later of (i) the time fixed under Section 2.12 of this Article 2 requiring advance notification of director candidates, and (ii) the time fixed under Section 2.14 of this Article 2 for the inclusion of a Nominee (as defined in Article 2, Section 2.14) in the Corporation’s proxy statement, the number of candidates for election does not exceed the number of directors to be elected by the shareholders at that election.

Section 2.14 Shareholder Nominations Included in the Corporation’s Proxy Materials.

(a) Inclusion of Nominees in Proxy Statement. Subject to the provisions of this Article 2, Section 2.14, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of shareholders: (i) the name or names of any person or persons nominated for election (each, a “Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to twenty (20) Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Article 2, Section 2.14 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”), (ii) disclosure about each Nominee and the Nominating Shareholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement, (iii) any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of each Nominee’s election to the Board of Directors (subject, without limitation, to Article 2, Section 2.14(e)(ii)), if such statement does not exceed five hundred (500) words and fully complies with Section 14 of the Exchange Act, and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”), and (iv) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of each Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Article 2, Section 2.14 and any solicitation materials or related information with respect to a Nominee.

For purposes of this Article 2, Section 2.14, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Shareholder, any Nominee and any other person so long as made in good faith (without any further requirements). The presiding officer of any annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Nominee has been nominated in accordance with the requirements of this Article 2, Section 2.14 and, if not so nominated, shall direct and declare at the meeting that such Nominee shall not be considered.

(b) Maximum Number of Nominees. (i) The Corporation shall not be required to include in the proxy statement for an annual meeting of shareholders more Nominees than that number of directors constituting the greater of (i) two (2) or (ii) twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Article 2, Section 2.14 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) Nominees who the Board of Directors itself decides to nominate for election at such annual meeting, (2) Nominees who cease to satisfy, or Nominees of Nominating Shareholders that cease to satisfy, the eligibility requirements in this Article 2, Section 2.14, as determined by the Board of Directors, (3) Nominees whose nomination is withdrawn by the Nominating Shareholder or who become unwilling to serve on the Board of Directors, and (4) the number of incumbent directors who had been Nominees with respect to any of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Article 2, Section 2.14(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) If the number of Nominees pursuant to this Article 2, Section 2.14 for any annual meeting of shareholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Shareholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Shareholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Article 2, Section 2.14(d), a Nominating Shareholder or a Nominee ceases to satisfy the eligibility requirements in this Article 2, Section 2.14, as determined by the Board of Directors, a Nominating Shareholder withdraws its nomination or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c) Eligibility of Nominating Shareholder. (i) An “Eligible Holder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Article 2, Section 2.14(c) continuously for the three-year period specified in Subsection (ii) below or (2) provides to the Secretary of the Corporation, within the time period referred to in Article 2, Section 2.14(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii) An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Article 2, Section 2.14 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in (A), (B) or (C) hereof. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Article 2, Section 2.14, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any shareholder cease to satisfy the eligibility requirements in this Article 2, Section 2.14, as determined by the Board of Directors, or withdraw from a group of Eligible Holders, at any time prior to the annual meeting of shareholders, the group of Eligible Shareholders shall only be deemed to own the shares held by the remaining members of the group.

(iii) The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice.

(iv) For purposes of this Article 2, Section 2.14, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Holder, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five (5) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board.

(v) No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d) Nomination Notice. To nominate a Nominee, the Nominating Shareholder must, not less than one hundred twenty (120) nor more than one hundred fifty (150) calendar days prior to the anniversary date of the date (as specified in the Corporation’s proxy materials for its immediately preceding annual meeting of shareholders) on which the Corporation first sent its proxy materials for its immediately preceding annual meeting of shareholders, deliver or mail to the Secretary at the principal executive offices of the Corporation all of the below information and documents (collectively, the “Nomination Notice”), and the Nomination Notice must be received by the Secretary within such period of time; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of shareholders was called, the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred eighty (180) days prior to the date of the annual meeting or the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of the Nomination Notice as provided above. For the purposes of these bylaws, the Nomination Notice shall include the following:

(i) A Schedule 14N (or any successor form) relating to each Nominee, completed and filed with the SEC by the Nominating Shareholder as applicable, in accordance with SEC rules,

(ii) A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member) (A) the information required with respect to the nomination of directors pursuant to Article 2, Section 2.12 of these Bylaws, (B) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N, (C) a representation and warranty that the Nominating Shareholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation, (D) a representation and warranty that each Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded, (E) a representation and warranty that each Nominee: (1) does not have any direct or indirect relationship with the Corporation that would cause the Nominee to be considered not independent pursuant to the Corporation’s Corporate Governance Policies as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded, (2) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded, (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), and (5) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Nominee, (F) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Article 2, Section 2.14(c) and has provided evidence of ownership to the extent required by Article 2, Section 2.14(c)(i), (G) a representation and warranty that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Article 2, Section 2.14(c) through the date of the annual meeting, (H) details of any position of a Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three (3) years preceding the submission of the Nomination Notice, (I) a representation and warranty that the Nominating Shareholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to a Nominee or any nominee of the Board, (J) a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Corporation’s proxy card in soliciting shareholders in connection with the election of a Nominee at the annual meeting, (K) if desired, a Supporting Statement, and (L) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination,

(iii) An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Shareholder (including each group member) agrees (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election, (B) to file any written solicitation or other communication with the Corporation’s shareholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation, (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or any of its Nominees with the Corporation, its shareholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice, (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or any of its Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Article 2, Section 2.14, (E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member), with the Corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Article 2, Section 2.14(c), to promptly (and in any event within forty-eight (48) hours of discovering such misstatement, omission or failure) notify the Corporation and any other recipient of such communication of (x) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (y) such failure, and

(iv) An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Nominee (A) to provide to the Corporation such other information and certifications, including completion of the Corporation’s director questionnaire, as it may reasonably request, (B) at the reasonable request of the Nomination and Governance Committee, to meet with the Nomination and Governance Committee to discuss matters relating to the nomination of such Nominee to the Board of Directors, including the information provided by such Nominee to the Corporation in connection with his or her nomination and such Nominee’s eligibility to serve as a member of the Board of Directors, (C) that such Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Policies and Code of Business Conduct and any other Corporation policies and guidelines applicable to directors, and (D) that such Nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any agreement, arrangement or understanding with any person or entity as to how such Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (iii) any Voting Commitment that could limit or interfere with such Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law.

The information and documents required by this Article 2, Section 2.14(d) to be provided by the Nominating Shareholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Article 2, Section 2.14(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e) Exceptions. (i) Notwithstanding anything to the contrary contained in this Article 2, Section 2.14, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s Supporting Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Nominee, if (A) the Corporation receives a notice pursuant to Article 2, Section 2.12 of these Bylaws that a shareholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation, (B) the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of shareholders to present the nomination submitted pursuant to this Article 2, Section 2.14, the Nominating Shareholder withdraws its nomination or the presiding officer of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Article 2, Section 2.14 and shall therefore be disregarded, (C) the Board of

Directors determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Corporation’s bylaws or articles of incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of the primary stock exchange on which the Corporation’s common stock is traded, (D) such Nominee was nominated for election to the Board of Directors pursuant to this Article 2, Section 2.14 at one of the Corporation’s two preceding annual meetings of shareholders and either withdrew or became ineligible, (E) such Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, or (F) the Corporation is notified, or the Board of Directors determines, that the Nominating Shareholder or the Nominee has failed to continue to satisfy the eligibility requirements described in Article 2, Section 2.14(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or such Nominee under this Article 2, Section 2.14.

(ii) Notwithstanding anything to the contrary contained in this Article 2, Section 2.14, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Nominee included in the Nomination Notice, if the Board of Directors determines that (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading, (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person, or (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

Article 3.

- BOARD OF DIRECTORS

Section 3.01 Powers. Subject to any limitations in the Restated Articles of Incorporation or these Amended and Restated Bylaws and to any provision of the California Corporations Code requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, under the ultimate direction of the Board of Directors.

Section 3.02 Number and Qualification of Directors. The number of authorized directors of this Corporation shall be not less than eight (8) nor more than fifteen (15), the exact number of directors to be fixed from time to time within such range by a duly adopted resolution of the Board of Directors or shareholders.

Directors shall hold office until the next annual meeting of shareholders and until their respective successors are elected. If any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Directors need not be shareholders. Notwithstanding the foregoing, if an incumbent director fails, in an uncontested election, to receive the vote required to be elected in accordance with Section 2.13 of Article 2, then, unless the incumbent director has earlier resigned, the term of such incumbent director shall end on the date that is the earlier of ninety (90) days after the date on which the voting results are determined pursuant to Section 707 of the California Corporations Code or the date on which the Board of Directors selects a person to fill the office held by that director in accordance with the procedures set forth in these Bylaws and, except to the extent otherwise provided in these Bylaws, Section 305 of the California Corporations Code.

Section 3.03 Regular Meetings. A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw provision immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide for other regular meetings from time to time by resolution.

Section 3.04 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer of the Corporation, or any two (2) directors. Written notice of the time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone, including a voice messaging system, or by telegraph or electronic transmission by the Corporation to each director at least forty-eight (48) hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least four (4) days before the meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

Section 3.05 Place of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of California, which has been designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or as designated by the resolution duly adopted by the Board of Directors.

Section 3.06 Participation by Telephone. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

Section 3.07 Quorum. A quorum at all meetings of the Board of Directors shall be a majority of the authorized directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the reconvened meeting to the directors who were not present at the time of adjournment.

Section 3.08 Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.09 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.10 Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 3.11 Removal. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

The entire Board of Directors or any individual director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; provided, however, that unless the entire Board of Directors is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

In the event an office of a director is so declared vacant or in case the Board of Directors or any one or more directors be so removed, new directors may be elected at the same meeting.

Section 3.12 Resignations. Any director may resign effective upon giving written notice to the Chairman of the Board, a President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 3.13 Vacancies. Except for a vacancy created by the removal of a director, all vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the shareholders. Notwithstanding the foregoing, if a director so elected is an incumbent director in an uncontested election who has failed to receive the vote required to be elected in accordance with Section 2.13 of Article 2, the term of his or her office as a director shall expire in accordance with Section 3.02 of these Bylaws. Vacancies created by the removal of a director may be filled only by approval of the shareholders.

Section 3.14 Compensation. Directors and members of committees may receive such compensation, if any, for their services as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 3.15 Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Corporation, except with respect to (a) the approval of any action requiring shareholders’ approval or approval of the outstanding shares, (b) the filling of vacancies on the Board of Directors or any committee, (c) the fixing of compensation of directors for serving on the Board of Directors or a committee, (d) the adoption, amendment or repeal of Bylaws, (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable, (f) a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors, and (g) the appointment of other committees of the Board of Directors or the members thereof.

Article 4.

- OFFICERS

Section 4.01 Number and Term. The officers of the Corporation shall include a Chief Executive Officer and/or a President, a Secretary and a Chief Financial Officer, all of which shall be chosen by the Board of Directors. The Corporation may (or, in the event the Corporation does not have a President, shall) have a Chairman of the Board who shall be chosen by the Board of Directors. In addition, the Board of Directors may appoint such other officers (which may include, without limitation, certain Vice Presidents) as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have such authority and perform such duties as the Board of Directors may from time to time determine. Such officers shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe and shall serve at the pleasure of the Board of Directors.

Section 4.02 Inability to Act. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

Section 4.03 Removal and Resignation. Any officer chosen by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the Board of Directors.

Any officer chosen by the Board of Directors may resign at any time by giving written notice of said resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Chairman of the Board, a President, the Secretary or the Board of Directors.

Section 4.04 Vacancies. A vacancy in any office because of any cause may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.05 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors.

Section 4.06 Chief Executive Officer. The Chief Executive Officer shall be the general manager and chief executive officer of the Corporation, subject to the control of the Board of Directors, and as such shall preside at all meetings of shareholders, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the Board of Directors.

Section 4.07 President. Each President shall have all such authority and perform all such duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the Board of Directors. A President (or the Presidents in the order designated by the Board of Directors) may be designated by the Board of Directors to perform the duties of the Chief Executive Officer, and to have all the powers and be subject to all restrictions upon the Chief Executive Officer, in the absence of the Chief Executive Officer, or in the event of his or her death, disability or refusal to act.

Section 4.08 Vice President. Each Vice President shall have all such authority and perform all such duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer, a President or by the Board of Directors. A Vice President (or the Vice Presidents in the order designated by the Board of Directors) may be designated by the Board of Directors to perform the duties of the Chief Executive Officer, and to have all the powers and be subject to all restrictions upon the Chief Executive Officer, in the absence of the Chief Executive Officer, or in the event of his or her death, disability or refusal to act.

Section 4.09 Secretary. The Secretary shall see that notices for all meetings are given in accordance with the provisions of these Bylaws and as required by law, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the Board of Directors.

The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer’s refusal to act, perform the duties of Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Each Assistant Secretary shall have all such other authority and perform all such other duties as are incident to such office or as may be assigned or delegated from time to time by the Chief Executive Officer or by the Board of Directors.

Section 4.10 Chief Financial Officer. The Chief Financial Officer shall have all such authority and perform all such duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the Board of Directors.

Section 4.11 Treasurer. The Treasurer shall have custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of such officer, an account of all transactions as Treasurer and of the financial condition of the Corporation. Such officer shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned by the Chief Executive Officer or by the Board of Directors.

The Assistant Treasurer or the Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the Treasurer, and shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the Board of Directors.

Section 4.12 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

Section 4.13 Officers Holding More than One Office. Any two or more offices may be held by the same person.

Section 4.14 Approval of Loans to Directors and Officers. The Corporation may, upon the approval of the Board of Directors alone, make loans of money or property to, or guarantee the obligations of, any director or officer of the Corporation or its parent or subsidiary, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that (i) the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the Corporation, (ii) the Corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the California Corporations Code) on the date of approval by the Board of Directors, and (iii) the approval of the Board of Directors is by a vote sufficient without counting the vote of any interested director or directors.

Article 5.

- MISCELLANEOUS

Section 5.01 Record Date and Closing of Stock Books. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

In the event that no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders’ meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

Section 5.02 Certificates. Certificates of stock shall be issued in numerical order and each shareholder shall be entitled to a certificate signed in the name of the Corporation by the Chairman of the Board or a President or a Vice President, and the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying to the number of shares owned by such shareholder. Any or all of the signatures on the certificate may be facsimile. Prior to the due presentment for registration of transfer in the stock transfer book of the Corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California.

The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Section 5.03 Representation of Shares in Other Corporations. Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, a President, or any Vice President and the Chief Financial Officer or the Secretary or an Assistant Secretary.

Section 5.04 Fiscal Year. The fiscal year of the Corporation shall end on the last Saturday of July.

Section 5.05 Annual Reports. The Annual Report to shareholders, described in the California Corporations Code, is expressly waived and dispensed with.

Section 5.06 Amendments. Bylaws may be adopted, amended, or repealed by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation. Subject to the right of shareholders to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors, except that a Bylaw amendment thereof changing the authorized number of directors may be adopted by the Board of Directors only if these Bylaws permit an indefinite number of directors and the Bylaw or amendment thereof adopted by the Board of Directors changes the authorized number of directors within the limits specified in these Bylaws.

Section 5.07 Indemnification of Corporate Agents.

(a) The Corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by such person by reason of such person’s having been made or having threatened to be made a party to a proceeding to the fullest extent permissible by the provisions of Section 317 of the California Corporations Code. The terms “agent,” “proceeding” and “expenses” made in this Section 7 shall have the same meaning as such terms in said Section 317.

(b) Expenses reasonably incurred by an agent of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was an agent of the Corporation (or was serving at the Corporation’s request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of California.

(c) Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an agent who is party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its shareholders.

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